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FOR IMMEDIATE RELEASE

AEP BOARD ELECTS AKINS PRESIDENT;
MORRIS REMAINS CHAIRMAN, CEO

COLUMBUS, Ohio, Dec. 20, 2010 – American Electric Power’s (NYSE: AEP) board of directors has elected Nicholas K. Akins president, effective Jan. 1.
Akins, 50, is currently executive vice president – generation for AEP. He will succeed Michael G. Morris as president. Morris, who will continue as chairman of the board and chief executive officer, has held all three positions since joining the company on Jan. 1, 2004.
“Nick has extensive experience in a number of strategic areas in the AEP organization and has shown excellent leadership skills at each step of his career path,” Morris said. “I’m confident that Nick, as president, is the right person to help lead the company as we continue to execute our strategy to focus on our utility operations and increase shareholder value.”
Lester A. Hudson Jr., presiding director of AEP’s board, noted that the board conducted a search of internal and external candidates before electing Akins president. “It was obvious from our search that AEP has a strong team of internal leaders,” Hudson said. “This shows the success of efforts led by Mike to develop the next generation of AEP’s leaders from within.”
Akins currently is responsible for all generation activities of AEP’s approximately 38,000 megawatts of generation resources. This includes the engineering, construction, and operations of fossil and hydro generation, nuclear generation, fuels procurement, emissions and logistics, and other resource initiatives such as new generation, environmental retrofits, and carbon capture and storage. Akins also is responsible for the commercial operations, marketing and trading functions of the company.
Previously, he was president and chief operating officer for Southwestern Electric Power Company, an AEP utility serving approximately 439,000 customers in Louisiana, Arkansas and northeast Texas. Named to this position in 2004, he had authority for distribution operations and a wide range of customer and regulatory relationships.
Prior to this, Akins was vice president - energy marketing services, responsible for directing the activities of Market Development, including the transmission marketing and services functions, and Energy Delivery External Affairs including community affairs, economic development, and advocacy for regulatory and legislative positions within Energy Delivery. Akins also was vice president - industry restructuring for AEP, responsible for enterprise-wide program management for restructuring initiatives in preparation for customer choice in AEP's various jurisdictions.
Before Central and South West Corp.'s (CSW) merger with AEP, he served in various director and manager roles within CSW and its operating companies involving mergers and acquisitions, industry restructuring, fuels, system dispatch operations and system planning.
Akins received a bachelor’s degree in electrical engineering in 1982 from Louisiana Tech University in Ruston and a master’s degree in electrical engineering in 1986 also from Louisiana Tech. He has completed executive management programs at Louisiana State University, the University of Idaho and the Reactor Technology Course for Utility Executives at the Massachusetts Institute of Technology.
Akins is a registered professional engineer in Texas. He currently serves as the chairman of the Coal Utilization Research Council (CURC), the Vice Chairman of the Electric Power Research Institute (EPRI), and on the boards of the Mid-Ohio Food Bank and the Greater Columbus Arts Council.
American Electric Power is one of the largest electric utilities in the United States, delivering electricity to more than 5 million customers in 11 states. AEP ranks among the nation’s largest generators of electricity, owning nearly 38,000 megawatts of generating capacity in the U.S. AEP also owns the nation’s largest electricity transmission system, a nearly 39,000-mile network that includes more 765-kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP’s transmission system directly or indirectly serves about 10 percent of the electricity demand in the Eastern Interconnection, the interconnected transmission system that covers 38 eastern and central U.S. states and eastern Canada, and approximately 11 percent of the electricity demand in ERCOT, the transmission system that covers much of Texas. AEP’s utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). AEP’s headquarters are in Columbus, Ohio.
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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: electric load and customer growth; weather conditions, including storms; available sources and costs of, and transportation for, fuels and the creditworthiness and performance of fuel suppliers and transporters; availability of generating capacity and the performance of AEP’s generating plants; AEP’s ability to recover regulatory assets and stranded costs in connection with deregulation; AEP’s ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; AEP’s ability to build or acquire generating capacity (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs (including the costs of projects that are canceled) through applicable rate cases or competitive rates; new legislation, litigation and government regulation, including requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance); resolution of litigation (including disputes arising from the bankruptcy of Enron Corp. and related matters); AEP’s ability to constrain operation and maintenance costs; the economic climate and growth or contraction in AEP’s service territory and changes in market demand and demographic patterns; inflationary and interest rate trends; volatility in the financial markets, particularly developments affecting the availability of capital on reasonable terms and developments impacting AEP’s ability to refinance existing debt at attractive rates; AEP’s ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas and other energy-related commodities; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading markets; actions of rating agencies, including changes in the ratings of debt; volatility and changes in markets for electricity, natural gas, coal, nuclear fuel and other energy-related commodities; changes in utility regulation, including the implementation of the recently passed utility law in Ohio and the allocation of costs within regional transmission organizations; accounting pronouncements periodically issued by accounting standard-setting bodies; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, other postretirement benefit plans and nuclear decommissioning trust and the impact on future funding requirements; prices for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing or alternative sources of generation; and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.